EXHIBIT 99.1

China Sun Group Announces Technical Improvements to Production Line

LIAONING PROVINCE, China: March 13, 2008: China Sun Group High-Tech Co. (OTCBB: CSGH), which through its majority-owned subsidiary Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX") has the second largest cobalt series production capacity in the People's Republic of China, announced today that it has made technological improvements to its production line by increasing the lifetime and performance of mixing bowls used during anode material production.

DLX’s in-house technical staff has developed a new material that enables the mixing bowl to achieve uniform heat conduction and increase the stability of anode materials. As a result of the Company’s new innovation, the life cycle of the bowl’s use has been extended from 30 uses per bowl to 180 uses per bowl. At the same time, the working temperature inside the bowl can be raised from 900 degrees C to 1280 degrees C, shortening the calcining time (thermal treatment process) from 6.5 hours to 5 hours.

“The versatility of this unique material enables us to increase production of anode materials, while lowering our direct costs from 1.26RMB to 0.44 RMB per bowl use, or $0.18 to $0.06 USD per bowl use. The total cost of our finished goods can be now be decreased by 820 RMB per ton or $116 USD per ton,” said Wang Bin, CEO of China Sun Group High-Tech Co.

About China Sun Group High-Tech Co.

China Sun Group High-Tech Co., formerly known as Capital Resource Funding, produces anode materials used in lithium ion batteries. Through its majority-owned operating subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX"), the company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in China. Through its R&D group, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its technological leadership in China, high-quality product line and scalable production capacity, DLX plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn/English/Aboutus.asp.

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Contact:
Thomas Yang, Assistant to the President
China Sun Group
Tel: 917.432.9350
yang_xianfu@yahoo.com.cn
or
Geoff Eiten, Investor Relations
OTC Financial Network
Tel: 781.444.6100 Ext.613
geiten@otcfn.com
www.otcfn.com/csgh